EXECUTION VERSION AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT, dated as of February 26, 2020 (the “Amendment”) to the Rights Agreement dated as of April 9, 2013 (as amended by Amendment No. 1 dated as of April 8, 2016, and further amended by Amendment No. 2 dated as of April 8, 2019, as so amended, the “Rights Agreement”), between Gain Capital Holdings, Inc., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Delaware corporation, as Rights Agent (the “Rights Agent”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Rights Agreement. WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), by and among INTL FCStone Inc., a Delaware corporation (“INTL”), Golf Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of INTL (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”); WHEREAS, the Board of Directors of the Company has determined that, in connection with the execution of the Merger Agreement, it is necessary and desirable to amend the Rights Agreement to exempt the Merger Agreement, the execution and delivery thereof, and the transactions contemplated thereby, including, without limitation, the Merger and the entry into and performance of the Voting and Support Agreements (as defined in the Merger Agreement), from the application of the Rights Agreement, in each case as set forth in this Amendment; WHEREAS, Section 24 of the Rights Agreement permits the Company to amend the Rights Agreement in the manner provided therein at any time prior to the occurrence of a Section 9(a)(ii) Event; and WHEREAS, no Section 9(a)(ii) Event has occurred as of the date hereof. NOW, THEREFORE, the Rights Agreement is hereby amended as follows: Section 1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows: (a) Section 1 of the Rights Agreement is hereby amended as follows: i) The definition of “Acquiring Person” is amended by adding a new subclause (v) at the end thereof as follows: “(v) “INTL, Merger Sub, or any of their respective Affiliates or Associates, either individually, collectively or in any combination, by virtue of, or as a result of, a Permitted Event.” ii) The definition of “Beneficial Owner” is amended by adding the following at the end thereof:

“Notwithstanding the foregoing, nothing in this definition shall cause INTL or Merger Sub to be deemed the “Beneficial Owner” of, or to “beneficially own” or to have “Beneficial Ownership” of, any securities by virtue of, or as a result of, a Permitted Event.” iii) The definition of “Distribution Date” is amended by adding the following at the end thereof: “Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of, or as a result of, a Permitted Event or the public announcement thereof.” iv) The definition of “Expiration Date” is amended and restated as follows: ““Expiration Date” means the earlier of (i) immediately prior to the Effective Time, but only if the Effective Time shall occur, (ii) the Final Expiration Date and (iii) the time at which all Rights are redeemed as provided in Section 20 or exchanged as provided in Section 21.” v) The definition of “Stock Acquisition Date” is amended by adding the following at the end thereof: “Notwithstanding anything in this Rights Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred by virtue of, or as a result of, a Permitted Event or the public announcement thereof.” vi) The following new defined terms are added in the appropriate alphabetical order: ““Effective Time” shall have the meaning ascribed to it in the Merger Agreement.” ““INTL” shall mean INTL FCStone Inc., a Delaware corporation.” ““Merger Agreement” shall mean the Agreement and Plan of Merger, dated February 26, 2020, as the same may be amended from time to time, by and among the Company, INTL and Merger Sub, pursuant to which Merger Sub will be merged with and into the Company.” ““Merger Sub” shall mean Golf Merger Sub I Inc., a Delaware corporation and a wholly owned subsidiary of INTL.” ““Permitted Event” shall mean (i) the approval, execution, delivery, or adoption of the Merger Agreement or the Voting and Support Agreements, (ii) the performance of any obligation under the Merger Agreement or the Voting and Support Agreements, or (iii) the consummation of any one or more of the transactions contemplated by the Merger Agreement or the 2

Voting and Support Agreements, including, without limitation, the Merger (as defined in the Merger Agreement).” ““Voting and Support Agreements” shall have the meaning ascribed to it in the Merger Agreement.” (b) Section 9 of the Rights Agreement is hereby amended by adding a new section (j) at the end thereof as follows: “Notwithstanding anything in this Rights Agreement to the contrary, a Section 9(a)(ii) Event shall not be deemed to have occurred by virtue of, or as a result of, a Permitted Event.” (c) Section 11 of the Rights Agreement is hereby amended by adding a new section (g) at the end thereof as follows: “(g) Notwithstanding anything in this Rights Agreement to the contrary, this Section 11 (including Section 11(a) and 11(c)) shall not apply to the Merger (as defined in the Merger Agreement) or any other Permitted Event.” (d) Section 20 of the Rights Agreement is hereby amended by adding a new section (c) at the end thereof as follows: “(c) Notwithstanding anything in this Rights Agreement to the contrary, immediately prior to the Effective Time, but only if the Effective Time shall occur, (a) this Rights Agreement shall be terminated and be without further force or effect, (b) none of the parties to this Rights Agreement will have any rights, obligations or liabilities hereunder and (c) the holders of the Rights shall not be entitled to any benefits, rights or other interests under this Rights Agreement, including, without limitation, the right to purchase or otherwise acquire Preferred Stock or any other securities of the Company or of any other Person; provided, however, that notwithstanding the foregoing, Sections 16 and 18 hereof shall survive the termination of this Rights Agreement.” (e) Section 22(a) of the Rights Agreement is hereby amended by adding the following at the end thereof: “The Company shall provide the Rights Agent with notice of the Effective Time; provided, however, that failure to notify the Rights Agent of the Effective Time shall not in any way have an effect on the time at which the Rights cease to be exercisable.” Section 2. Certification. This Section 2 shall constitute a certificate from an Authorized Officer of the Company for purposes of Section 24 of the Rights Agreement, and the Company and the Authorized Officer signing this Amendment below, on behalf of the Company, (i) hereby certify that this Amendment is in compliance with the terms of Section 24 of the Rights Agreement and (ii) request and direct that the Rights Agent execute and deliver this Amendment in accordance with Section 24. 3

Section 3. Effective Date. This Amendment is effective as of February 26, 2020. Section 4. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect unamended and in accordance with the provisions thereof on the date hereof. Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State. Section 6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. [Signature Page Follows] 4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by its authorized officers. Dated as of February 26, 2020 GAIN CAPITAL HOLDINGS, INC. By: /s/ Diego Rotsztain Name: Diego Rotsztain Title: EVP, General Counsel and Secretary [Signature Page to Amendment No. 3 to Rights Agreement]

Countersigned: BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. as Rights Agent By: /s/ John P. Dunn Name: John P. Dunn Title: Vice President [Signature Page to Amendment No. 3 to Rights Agreement]